EXHIBIT 5.1

INTERNAL REVENUE SERVICE               DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
31 HOPKINS PLAZA
BALTIMORE, MD 21201-0000

Date:  Dec. 10, 1992          Employer Identification Number:
                              94-2626437
                              File folder Number:  521018434
INTEL PUERTO RICO, INC.       Person to Contact:  KARL ZORIC
SEE ATTACHMENT I              Contact Telephone Number:
                              (410) 962-0704
c/o MRS. SOLEDAD REICHARD     Plan Name:  THE INTEL PUERTO RICO
MCCONNELL VALDES KELLEY       RETIREMENT SAVINGS PLAN
SIFRE GRIGG                   Plan Number:  102
PO BOX 364225
SAN JUAN, PR  00936-4225

Dear Applicant:

We  have  made a favorable determination on your plan, identified
above,  based  on  the information supplied.   Please  keep  this
letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated November 16, 1992. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination letter is also applicable for the amendment(s) adopted on September 26, 1991.

This  letter  is  based upon the certification and demonstrations
you  submitted  pursuant to Revenue procedure 91-66.   Therefore,
the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF

THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE  TO
RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,



/s/District Director
District Director

Enclosures:    Publication 794
               PWBA 515